EXHIBIT 4.44




The indebtedness evidence by this Loan and Security Agreement and the lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with that certain Debt Subordination and Intercreditor Agreement dated as of August 31, 2004 among Addison York Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., FCC, LLC, Oak Street Funding LLC and the Kabaker Family Trust of July 1998, as amended from time to time (the "Intercreditor Agreement"). In the event of a conflict between the terms of this Agreement and the Debt Subordination and Intercreditor Agreement, then the terms of the Debt Subordination and Intercreditor Agreement shall prevail.



                           GENERAL SECURITY AGREEMENT


TO:              EMMETT LESCROART
                 475 Wall Street
                 Princeton, New Jersey, 08540

                 (hereinafter the "Lender")

GRANTED BY:      ANTHONY CLARK INTERNATIONAL INSURANCE
                 BROKERS LTD.

                 having its principal office or place of business at:
                 Suite 355, 10333 Southport Road
                 Calgary, Alberta
                 T2W 3X6

                 (hereinafter the "Grantor")

SECTION 1 - DEFINITIONS

1.1. Defined Terms

     (a)  As used herein:

          "Accounts", "Inventory", "Equipment", "Intangibles", "Chattel Paper", "Goods", "Instruments", and "Proceeds" shall mean all of Grantor's such property within the meanings ascribed to such terms in the PPSA.

          "Collateral" shall mean all of the Grantor's property or rights in which a security interest is granted hereunder.

          "Deposit Accounts" shall mean any and all demand, time, savings, passbook, or similar accounts maintained with a bank or similar institution, but shall not include investment property or accounts evidenced by an instrument.

          "Documents"  shall  mean  all  books,  records,  accounts,   invoices,
          letters, papers, documents and other records in any form or medium evidencing or relating to the Collateral.

          "Documents of Title" shall mean all present and future documents of title of the Grantor, whether negotiable or otherwise, including all warehouse receipts and bills of lading.

          "Encumbrance" shall include, without limitation, a security interest, lien, hypothecation, claim, charge, deemed trust or encumbrance of any kind whatsoever.

          "Fixture" shall include articles of personal property annexed to the Grantor's owned or leased real property so as to be regarded as a part thereof.

          "Guarantee" shall mean the Guarantee dated as of even date, made by the Grantor in favor of the Lender with respect to the debts and obligations of Addison York Insurance Brokers Ltd. as Borrower to the Lender, as same may be amended, supplemented, revised, restated or replaced from time to time.

          "Intellectual Property" shall mean all intellectual property of the Grantor, including, without limitation, (a) all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (b) all trademarks, service marks, trade dress, trade names, and corporate names and all the goodwill and quality control standards associated therewith; (c) all registered and unregistered statutory and common law copyrights; (d) all registrations, applications and renewals for any of the foregoing; (e) all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, financial, business and marketing plans, and customer and supplier lists and related information; (f) all other proprietary rights (including, without limitation, all computer software and documentation and all license agreements and sublicense agreements to and from third parties relating to any of the foregoing); (g) all copies and tangible embodiments of the foregoing in whatever form or medium; (h) all damages and payments for past, present and future infringements of the foregoing; (i) all royalties and income due with respect to the foregoing; and (j) the right to sue and recover for past, present and future infringements of the foregoing.

          "Investment Property" shall mean any property of the Grantor, the primary purpose of which is the earning of profit by the Grantor.

          "Liabilities" shall mean (a) all of the obligations of Grantor in favor of Lender arising under, pursuant to, or in connection with that certain continuing Guarantee dated as of the date hereof from Grantor to Lender, (b) all other obligations of Grantor to the Lender from time to time of every type and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and whether or not contemplated by the Grantor or the Lender as of the date of this Security Agreement, including, without limitation, any modification, extension, or addition to or of the Liabilities and any overlying advances, out of formula advances and overdrafts made or permitted in connection with the Liabilities or other Liabilities; and (c) any duty of the Grantor to act or to refrain from acting in connection with any Liability.

          "Loan Agreement" shall mean the Loan and Security Agreement executed between Addison York Insurance Brokers Ltd. (the "Borrower") and the Lender of even date, as amended and/or restated from time to time.

          "Material Adverse Effect" means any event, circumstance or condition that could reasonably be expected to have a material adverse effect on
          (a) the business, operations, financial condition, properties or prospects of Addison York Insurance Brokers Ltd., as Borrower, the Grantor or the Grantor and the Borrower on a consolidated basis, (b) the ability of Addison York Insurance Brokers Ltd. or the Grantor or the Grantor and the Borrower on a consolidated basis to perform all Obligations, (c) the validity or enforceability of any of the Loan Documents, or any material provision thereof or any material transaction contemplated thereby, or (d) the rights and remedies of Lender under any of the Loan Documents.

          "Money" shall mean all present and future money of the Grantor, whether authorized or adopted by the Parliament of Canada as part of its currency or any foreign government as part of its currency.

          "PPSA" shall mean the Personal Property Security Act (Alberta), as the same may be amended, supplemented or replaced from time to time.

          "Subsidiaries" means, as to the Grantor, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by the Grantor, and (b) any partnership, association, joint venture or other entity in which the Grantor and/or one or more Subsidiaries of the Grantor has more than a Fifty Percent (50%) equity interest.

     (b) Other capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Loan Agreement.

     (c) The term "security interest" shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment, and the grant of the security interest herein provided for shall include, without limitation, a fixed mortgage, hypothecation, pledge, charge and assignment of the Collateral in favor of the Lender.


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1.2. Security Interest

As a general and continuing security for the payment and performance of any and all Liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Grantor to the Lender or remaining unpaid by the Grantor to the Lender wheresoever and howsoever incurred and howsoever evidenced, whether arising from dealings between the Lender and the Grantor or from other dealings or proceedings by which the Grantor may be or become in any manner indebted, obligated or liable to the Lender, including, without limitation, under the Guarantee, and wherever incurred and in any currency and whether incurred by the Grantor alone or with another or others and whether as principal, guarantor or surety including expenses under Sections 3.5 and 3.12 of this Agreement and all interest, commissions, cost of realization, legal and other costs, charges and expenses the Grantor, IN CONSIDERATION OF THE LIABILITIES and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant to the Lender, a continuing security interest in all present and after-acquired personal property of the Grantor, including without limitation the following Collateral:

     (a) All Accounts, Deposit Accounts, Intangibles, Documents, Documents of Title, Instruments, Investment Property, Money, Chattel Paper and any other similar rights of the Grantor however created or evidenced, whether now existing or hereafter owned, acquired, created, used, or arising, specifically including, without limitation, claims, leases, agreements, license agreements, licensing fees, royalties, policies, insurance commissions, credit insurance, guaranties, letters of credit, advices of credit, binders or certificates of insurance, deposits, documents of title, securities, security interests, licenses, goodwill, tax refunds (federal, provincial or local), customer lists, franchises, franchise rights, drawings, designs, marketing rights, computer programs, artwork, databases and other like business property rights, all applications to acquire such rights, for which application may at any time be made by the Grantor, together with any and all books and records pertaining thereto and any right, title or interest in any Inventory which gave rise to an Account, and all Intellectual Property throughout the world;

     (b) All Inventory, whether now existing or hereafter acquired and wherever located, specifically including, without limitation, all merchandise, personal property, raw materials, work in process, finished Goods, materials and supplies of every nature usable or useful in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of any of such Inventory and all materials of the Grantor used or consumed or to be used or consumed in the Grantor's business, together with any and all books and records pertaining thereto;

     (c) All Equipment, Fixtures, Goods and all other tangible personal property of the Grantor of every kind or nature which are not inventory or consumer goods as defined in the PPSA, whether now owned or hereafter acquired, wherever located, specifically including, without limitation, all machinery, trucks, boats, barges, on and off the road vehicles, forklifts, tools, dies, jigs, presses, appliances, implements, improvements, accessories, attachments, parts, components, partitions, systems, carpeting, draperies and apparatus;

     (d) All products and Proceeds of each of the foregoing, specifically including, without limitation, (i) any and all Proceeds of any insurance, indemnity, warranty or Guarantee payable to the Grantor from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any governmental authority or any Person acting under color of governmental authority,
          (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof;

     (e) All renewals, extensions, replacements, modifications, additions, improvements, accretions, accessions, betterments, substitutions, replacements, annexations, tools, accessories, parts and the like now in, attached to or which may hereafter at any time be placed in or added to any Collateral, whether or not of like kind; and

     (f) All rights, remedies, claims and demands under or in connection with each of the foregoing.

1.3. Leases

The last day of the term of any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Grantor, shall be excepted from the security interest hereby granted and shall not form part of the Collateral, but the Grantor shall stand possessed of such one day remaining, upon trust to assign and dispose of the same as the Lender or any assignee of such lease or agreement shall direct. If any such lease or agreement therefor contains a provision which provides in effect that such lease or agreement may not be assigned, sub-leased, charged or encumbered without the leave, license, consent or approval of the lessor, the application of the security interest created hereby to any such lease or agreement shall be conditional upon such leave, license, consent or approval having been obtained.

1.4. Grantor Remains Liable

Notwithstanding  anything  herein to the contrary:

     (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

     (b) the exercise by the Lender of any of the rights or remedies hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

     (c) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.5. Attachment

The Grantor acknowledges and agrees that: (i) value has been given; (ii) the Grantor has rights in the Collateral; and (iii) the security interest created hereunder shall attach to existing Collateral upon execution of this Agreement by the Grantor and to each item of after-acquired Collateral at the time that the Grantor acquires any rights therein.

SECTION 2 - EPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to and in favor of the Lender as follows.

2.1. Incorporation

The Grantor is validly amalgamated and organized, is up to date in filing its corporate returns (including annual returns and financial statements) and is a subsisting corporation in good standing under the laws of its jurisdiction of incorporation and the Grantor has all necessary power and authority to own its property and assets, to carry on its business as at present carried on by it or as contemplated hereunder to be carried on by it and holds all necessary licenses, permits and consents as are required so to own its property and assets and so to carry on business in each jurisdiction in which it does so without any violation of law or the rights of others.

2.2. Corporate Power

The Grantor has the power, capacity, full legal right and the corporate authority to enter into this Security Agreement and the Guarantee, to grant the security interest contained herein and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

2.3. Corporate Authorization

The Grantor has taken all necessary  corporate action to authorize the creation,
execution,   delivery  and  performance  of  this  Security  Agreement  and  the
Guarantee.

2.4. Non-Conflict

None of the execution of the Guarantee, this Security Agreement, the grant of the security interests hereunder and the performance and observance of the terms hereof requires the approval of any regulatory agency having jurisdiction over the Grantor, results in the grant or creation of any Encumbrance on the property of assets of the Grantor other than in favor of the Lender or is in contravention of or in conflict with the articles, by-laws or resolutions of directors or shareholders of the Grantor or the provisions of any indenture, instrument, agreement or undertaking to which the Grantor is a party or by which all or any part of its property or assets may be bound, any statute, regulation, by-law, ordinance or other law, or any judgment, decree, ruling or order to which the Grantor or its property and assets may be subject.

2.5. No Default

The Grantor is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any material contract, agreement or other instrument to which it is a party or by which it is bound. At the date hereof, no Default exists and no event or condition has occurred or exists which with the passage of time or the giving of notice, or both, would constitute a Default.

2.6. Title

Subject only to the security interests in favor of the Lender, the Grantor has good and marketable title to the Collateral free and clear of all Encumbrances whatsoever except as are described in the attached Schedule "B".

2.7. Enforceability

The Guarantee and this Security Agreement constitute a valid and legally binding obligation of the Grantor enforceable against the Grantor in accordance with their terms.

2.8. Information

The information, representations and warranties made by the Grantor to the Lender in respect of the Grantor's assets, operations or otherwise including, without limitation, the information contained in any financial statements and in the Schedules attached hereto, are true and accurate in all material respects and are not misleading in light of the circumstances existing when made or delivered or in present circumstances. There are no facts or circumstances not disclosed in writing to the Lender relating to the business, properties, prospects or financial condition of the Grantor or its ability to perform its obligations hereunder which may, in the Lender's discretion, be considered material, including without limitation, with respect to the existence of any contract, agreement or instrument or charter or corporate restriction which may, in the Lender's discretion, materially adversely affect the Grantor's business, properties, assets, operations, or condition (financial or otherwise).

2.9. Locations of Collateral

The Collateral, except where it is in transit to and from the locations herein described is located at the location specified above as the Grantor's principal office or place of business (and its chief place of business and chief executive office) and at such additional addresses as are listed in Schedule "A" hereto. The location at which all records of the Grantor pertaining to Accounts (and all chattel paper which evidences Accounts) and contract rights are kept is the location specified above unless the contrary is indicated in Schedule "A".

2.10. No Litigation

Other than the litigation or proceedings pending against the Grantor identified in Schedule "C" hereto, there is no litigation, proceeding or governmental investigation, administrative or judicial, pending or threatened, against the Grantor or any of its subsidiaries which, if decided adversely to the Grantor or such subsidiary(ies) might have a materially adverse effect on the business, properties or condition (financial or otherwise) of the Grantor or such subsidiary(ies) or on the ability or the Grantor to perform its obligations hereunder or under any other agreement between the Grantor and the Lender.

2.11. Taxes

The  Grantor  and  each  of its  subsidiaries  has  filed  all  federal,  state, provincial and other tax returns required to be filed, and all taxes, assessments and other governmental charges (the "Tax Liabilities") due from each of the Grantor and its subsidiaries have been fully paid. Neither the Grantor nor any of its subsidiaries has executed any waiver that would have the effect of extending any applicable statute of limitations in respect of Tax Liabilities. Each of the Grantor and its subsidiaries has established on its books reserves adequate for the payment of all Tax Liabilities.

2.12. Survival

All representations and warranties of the Grantor made herein or in any certificate or other document delivered by or on behalf of the Grantor to the Lender are material, shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by or on behalf of the Lender, shall survive the execution and delivery of this Security Agreement and shall continue in full force and effect without time limit.

2.13. Financial Statements

All financial statements of Grantor were prepared in accordance with Canadian or U.S. generally accepted accounting principles (GAAP), consistent with prior years, unless specifically otherwise noted thereon, and fairly present the financial condition of Grantor as of the date thereof and the results of its operations for the period then ended, and no material adverse change in the financial condition of Grantor has occurred since the date of the financial statements.

2.14. No Material Adverse Change

The information submitted by Grantor to Lender discloses all known or anticipated material liabilities, direct or contingent, of Grantor and its Subsidiaries as of the dates thereof, and, to the best knowledge of Grantor, since such dates, there has been no material adverse change in Grantor's or its Subsidiaries' financial condition.

2.15. Indebtedness

Except as shown on the financial statements of Grantor, except as set forth on Schedule "D" hereto, and except for trade debt incurred in the ordinary course of business since the date of the financial statements, Grantor has no outstanding indebtedness.

2.16. Full Disclosure

No information, exhibit, memorandum, or report (excluding estimated future operating results) furnished by Grantor to Lender in connection with the
negotiation   of  the  Guarantee  or  this   Agreement   contains  any  material
misstatement of fact, or omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances when made, and all estimated future operating results, if furnished, were prepared on the basis of assumptions, data, information, tests or other conditions believed to be valid or accurate or to exist at the time such estimates were prepared and furnished. To Grantor's knowledge, there presently exists no fact or circumstance relative to Grantor, whether or not disclosed, which is presently anticipated to have a Material Adverse Effect.

2.17. Contracts of Surety

Except for: (i) the endorsements of Grantor of negotiable instruments for deposit or collection in the ordinary course of business; (ii) a guarantee made between the Grantor and Oak Street Funding LLC and dated March 19, 2004; And
(iii) a guarantee made between the Grantor and FCC, LLC, d/b/a First Capital and dated June 3, 2004, Grantor is not a party to any contract of Guarantee or surety.

2.18.    Licenses

Grantor possesses such franchises, licenses, permits, patents, copyrights, trademarks, and consents of appropriate governmental authorities to own its property and as are necessary to carry on its business.

2.19.    Compliance with Law

Grantor is in compliance with and conformity with all laws, ordinances, rules, regulations and all other legal requirements applicable to its business and assets, the violation of which would have a material effect on its business or financial condition. Grantor has not received nor does it have a reasonable basis to expect any order or notice of violation or claim of violation of any law, ordinance, rules or regulation. The properties on which Grantor is conducting its business are properly zoned for the activities conducted or to be conducted thereon, and all required variances have been obtained, and are in full force and effect with no notice or threat of invalidity, expiration or lapse of any kind.

2.20. Force Majeure

Neither the business nor the properties of Grantor are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty that could reasonably be expected to have a Material Adverse Effect on its business or financial condition.

2.21. Approvals

No authorization, consent, approval or any form of exemption of any governmental authority is required in connection with the execution and delivery by Grantor of the Guarantee or this Agreement or the performance by Grantor thereunder.

2.22. Insolvency

Grantor is not "insolvent" within the meaning of that term as defined under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), and is able to pay its debts as they mature.

2.23. General

All statements contained in any certificate or financial statement delivered by or on behalf of Grantor to Lender under this Agreement and the Guarantee shall constitute representations and warranties made by Grantor hereunder.

2.24. Subsidiaries

Each Subsidiary of Grantor is listed on Schedule E hereto. With the exception of Borrower, no Subsidiary of Grantor has any right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000.

SECTION 3 - COVENANTS OF GRANTOR

The Grantor covenants and agrees with the Lender as follows.

3.1. Repair

The Grantor shall diligently repair, maintain, use, care for, protect and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof.

3.2.     Information

The Grantor shall keep proper books of account in accordance with sound accounting practice and applicable laws with respect to questionable, improper or corrupt payments, shall promptly furnish to the Lender such information with respect to the Collateral and the Grantor and its business including, without limitation, financial information and statements relating to its business and the Collateral, as the Lender may from time to time reasonably require and shall promptly notify the Lender of all proceedings (pending or threatened) before any court, board, tribunal or similar body or any occurrence, condition or event which could have a Material Adverse Effect on the business, property, assets or condition (financial or otherwise) of the Grantor or any of its subsidiaries. The Grantor shall permit the Lender or its authorized agents, at any times and at the expense of the Grantor, to audit its Accounts under reasonable procedures directly with account debtors or by other procedures, to have access to all premises occupied by the Grantor or any place where the Collateral may be found in order to discuss the affairs, finances and accounts of the Grantor with appropriate officers, to inspect the Collateral and to examine the information contained in any records or other writings of the Grantor including, without limitation, books of account and other financial records and reports relating to the Collateral, to have temporary custody thereof and to make copies thereof and take extracts therefrom and shall, at the reasonable request of the Lender, mark the Collateral to indicate clearly the security interest of the Lender.

3.3. Make Payments

The Grantor shall pay all rents, taxes, rates, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof as and when the same shall become due and payable except as are being contested in good faith by proper legal proceedings with respect to which adequate reserves have been established and are being maintained and shall exhibit to the Lender, when required, the receipts and vouchers evidencing such payments.

3.4. Encumbrances

Except for: (i) any Encumbrances in favor of the Lender; (ii) those Encumbrances identified on Schedule B hereto; (iii) purchase money security interests in Equipment, validly created in accordance with the PPSA, on Collateral hereafter acquired by the Debtor; (iv) any encumbrances or security interests which resulted from the purchase of assets from DKWS Enterprises Inc. and The Kabaker Family Trust of July 1998; and (v) any encumbrances or security interests which may be created as a result of the purchase of assets from Whitman-Samuelson Insurance Services Inc., the Grantor shall keep the Collateral free at all times from any and all Encumbrances of whatsoever nature, kind or priority other than those consented to by the Lender, acting reasonably, or Encumbrances which, in the sole opinion of counsel to the Lender, are satisfactorily subordinated to Encumbrances in favor of the Lender, defend the title to the Collateral against all persons, not permit the Collateral to become an accession to any property not subject to the security interest granted by this Security Agreement or a security interest consented to by the Lender that is subordinate to the Lender's security interest and not to become a fixture unless the security interest of the Lender ranks prior to the interests of all persons in the realty. The Lender may, at any time, contest the validity and enforceability against it or the Grantor of any Encumbrance including, without limitation, any purchase money security interest.

3.5. Insurance

The Grantor shall cause all of the Collateral which is of a character usually insured by businesses owning or operating Collateral of a similar nature to be properly insured and kept insured with reputable insurers acceptable to the Lender, against loss or damage by fire or other risks and hazards usually insured against by businesses owning or operating Collateral of a similar nature, in such amounts, containing such terms, in such form and for such purposes, as may be satisfactory to the Lender. Loss under such insurance shall be payable to the Lender as its interest may appear and such insurance shall contain a mortgage clause acceptable to the Lender. The Grantor shall, at the Lender's request, provide satisfactory evidence that such insurance has been effected, that loss thereunder is payable to the Lender as its interest may appear and any other information relating to such insurance as the Lender may require. If the Grantor fails to maintain satisfactory insurance, the Lender may, at its option, obtain such insurance at the expense of the Grantor and the Grantor shall forthwith repay all costs and expenses incurred by the Lender in connection therewith and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.6. Compliance with Governmental Requirements

The Grantor shall duly observe and comply with all requirements of any governmental authority applicable to the Collateral or its use and operation and shall observe and comply with all covenants, terms and conditions upon or under which the Collateral is held.

3.7. Permitted Disposals

The Grantor shall not, except as otherwise permitted hereunder, remove, destroy, lease, sell or otherwise dispose of any of the Collateral except equipment which has become worn out or damaged or otherwise unsuitable for its purpose, in which case the Grantor shall substitute for such equipment, subject to the security interest created hereby and free from any other security interests, property of equal value such that the security hereby constituted shall not thereby be in any way reduced or impaired.

3.8. No Change in Business

The Grantor shall not, without the prior written consent of the Lender, which consent shall be conditional on the receipt by the Lender of all security and deeds of confirmation as its counsel may consider advisable to protect the Lender's interest, directly or indirectly: change the nature of its business; change its fiscal year; otherwise incur any material (determined in the Lender's reasonable discretion) capital expenditures in excess of, cumulatively, US $100,000 per annum (including, without limitation, entering into equipment leases); guarantee, endorse or otherwise become surety for or upon the obligations of others, except to the Lender, or to others which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender or by endorsement of negotiable instruments for deposit or collection in the ordinary course of its business; provide financial assistance (including, without limitation, by way of loans to, investments in and assumptions of obligations) to any person, corporation, partnership or other entity other than by way of advances and extensions of credit in the ordinary course of its business or with the consent of the Lender or which, in the sole opinion of counsel to the Lender, creates an Encumbrance which is subordinate to Encumbrances of the Lender; sell, discount or dispose of any note, instrument, account or other obligation owing to the Grantor; amalgamate, reconstruct, consolidate or otherwise merge with any person or entity other than with a wholly owned subsidiary of the Grantor; enter into an arrangement or agreement for the sale of any substantial portion of the Collateral other than in the ordinary course of business; permit all or a substantial portion of the Collateral to become the property of any other person or entity, whether in one or a series of transactions; otherwise cease to carry on business as a going concern; do or omit to do any other act or thing that could materially adversely affect its business, financial condition, assets or position or its ability to carry on the business as now conducted by it; or allow, permit or authorize any such change in business, acquisition, extension of financial assistance, merger, reconstruction, consolidation, carrying on of business, arrangement or cessation of business of any of its subsidiaries except a merger contemplated herein.

3.9. Dividends, etc.

The Grantor shall not pay, make or declare any cash or other dividend or distribution to any person who holds an equity interest in the Grantor, whether evidenced by a security or not, without the prior written consent of the Lender.

3.10. No Further Indebtedness

Without the prior consent of the Lender, acting reasonably, the Grantor shall not incur, assume or suffer to exist or in any manner become liable, directly or indirectly, for any further or additional indebtedness or liabilities other than:

     (a)  To Oak Street  Funding LLC under the guarantee  referred to in section
          2.17 (ii);

     (b)  To FCC LLC under the guarantee referred to in section 2.17 (iii);

     (c)  Any other debt which, in the sole opinion of counsel to the Lender, is
          satisfactorily   subordinated  to  all   indebtedness   contingent  or
          otherwise owing to the Lender by the Grantor;

     (d) For taxes, assessments or governmental charges to the extent that payment therefore shall not, at the time, be required to be made hereunder;

     (e) On open account for the purchase price of services, materials or supplies incurred by the Grantor in the ordinary course of business and not as a result of borrowing and provided that such indebtedness shall be promptly paid and discharged when due in conformity with ordinary trade terms, except for any such indebtedness which is being contested in good faith by the Grantor by appropriate proceedings and adequate reserves for which have been established and are being maintained and in connection with which no Encumbrance has been placed on the property of the Grantor; and

     (f) For the purchase price of capital assets incurred in the ordinary course of business and as expressly permitted hereunder.

3.11. Notice Regarding Change of Address, etc.

The Grantor shall notify the Lender in writing:

     (a)  At least 20 days prior to any change of name of the Grantor;

     (b) At least 20 days prior to any transfer of the Grantor's interest in any part of the Collateral, not expressly permitted hereunder;

     (c)  Promptly of any significant loss of or damage to Collateral;

     (d) At least 20 days prior to any change in the location(s) of the Collateral and any records relating thereto; and

     (e) Forthwith upon becoming aware of the existence of any condition or event which could cause or which, with the passage of time or notice, or both, constitute a Default, give the Lender written notice thereof specifying the nature and duration thereof and the action being taken or proposed to be taken with respect thereto.

3.12. Protective Disbursements - Legal Fees

If the Grantor fails to pay any amounts required to be paid by it under this Security Agreement or to observe or perform any of the covenants and obligations set forth in this Security Agreement to be observed or performed by it, the Lender may, but shall be under no obligation to, pay such amounts or observe and perform any of such covenants and obligations in any manner deemed proper by the Lender, without waiving any of its rights under this Security Agreement. No such payment or performance by the Lender shall relieve the Grantor from any default under this Security Agreement or the consequences of such default. The reasonable expenses, including the cost of any insurance, payment of taxes or other charges and legal fees and expenses on a solicitor and his own client scale, paid by the Lender in respect of the custody, preservation, use or operation of the Collateral shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement. In addition, the Grantor shall pay all reasonable costs, claims, damages and expenses including, without limitation, legal fees and expenses on a solicitor and his own client scale, incurred by the Lender in connection with the preparation, perfection, execution, protection, enforcement of and advice with respect to this Security Agreement, the realization, disposing of, retaining, protecting or collecting of the Collateral or any part thereof and the protection and enforcement of the rights of the Lender hereunder, and all such costs and expenses shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at such highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

3.13. Post-Default Payments

Upon the occurrence and during the continuance of a Default, the Grantor shall not pay to or compensate any officer, director or employee, or any member of such person's family, any additional cash compensation in the form of a cash bonus, or other similar cash incentive compensation.

3.14. Financial Reporting

Grantor shall furnish or caused to be furnished to Lender:

     (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, financial statements of each of the Grantor and its Subsidiaries (on a consolidated basis) audited by independent certified public accountants acceptable to Lender, including a balance sheet, statement of income and retained earnings and a statement of cash flows, with accompanying notes to financial statements, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior years unless specifically noted thereon, accompanied by the unqualified report of such auditors thereon, and further accompanied by the certificate of the chief executive officer or chief financial officer of Grantor that there exists no Default under this Agreement or the Guarantee, or if any Default exists, stating the nature and status thereof;

     (b) As soon as possible, but in any event within forty-five (45) days after the end of each quarter, similar consolidated financial statements of the Grantor and its Subsidiaries (on a consolidated basis) as of the end of such quarter and the results of its operations for the portion of the fiscal year then elapsed, prepared and signed by the chief financial officers of the Grantor and its Subsidiaries, all prepared in accordance with GAAP (with all amounts denominated in Dollars) on a basis consistent with prior periods, unless specifically otherwise noted thereon, and accompanied by the certificate of the chief executive officer or chief financial officer of the Grantor that there exists no Default under the Loan Documents or if any Default exists, stating the nature and status thereof;

     (c) as soon as possible, but in any event within three (3) days after the Grantor becomes aware thereof, a written statement signed by the chief executive or chief financial officer of Grantor as to the occurrence of any Default stating the specific nature thereof, Grantor's intended action to cure the same and the time period in which such cure is to occur;

     (d) as soon as possible, but in any event within twenty (20) days after the commencement thereof, a written statement describing any litigation instituted by or against the Grantor, or any Affiliate which, if adversely determined, may have a Material Adverse Effect;

     (e) promptly upon the filing thereof, copies of all filed prospectuses and annual, quarterly, monthly, or other regular reports which the Grantor files with any securities commission or other governmental authority;

     (f) such other information as Lender may from time to time reasonably request.

3.15. Reports

The Grantor shall file, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any governmental authority.

3.16. Licenses

The Grantor shall maintain in full force and effect all material operating permits, licenses, franchises, and rights used by it in the ordinary course of business.

3.17. Notice of Material Adverse Effect

The Grantor shall give prompt notice in writing to Lender of the occurrence of any development, financial or otherwise, including pending or threatened litigation, which might have a Material Adverse Effect.

3.18. Compliance with Law

The Grantor shall comply with all material laws, ordinances, rules, regulations and other legal requirements applicable to it, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect.

3.19. Financial Condition

The Grantor shall maintain its financial condition and management (including, without limitation, insurance agents) of such skill and experience as is currently in place and necessary to support fully its business.

3.20.    Subsidiaries

Except for the Subsidiaries listed in Schedule E hereto, the Grantor shall not create or acquire any additional Subsidiaries without the prior consent of the Lender. In the event that any Subsidiaries of the Grantor have right, title, or interest in any real or personal property, whether tangible or intangible, exceeding a value of $100,000, the Grantor shall cause each Subsidiary to deliver to the Lender an executed Guarantee and appropriate corporate resolutions, opinions and other documentation in form and substance reasonably satisfactory to the Lender, such Guarantee and other documentation to be delivered to Lender as promptly as possible but in any event within thirty (30) days of determination that a Subsidiary needs to be added as a Guarantor. Simultaneously with any such Subsidiary becoming a Guarantor, the Grantor shall also cause such Subsidiary to (i) execute and deliver a Subsidiary Security Agreement (and deliver the other documents required thereby, including, without limitation, restricted account agreements), if applicable, and such other collateral documents as the Lender may require its sole and reasonable discretion; and (ii) deliver such other documentation as the Lender may reasonably require in connection with the foregoing, including, without limitation, appropriate financing statements, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Lender's liens thereunder).

SECTION 4 - COLLECTION OF PROCEEDS

4.1. Payments to Lender

The Grantor shall:

     (a) Collect and enforce payment of all Accounts (except as provided for in Section 4.2) and shall dispose of and receive payment for all Inventory which is ordinarily disposed of in the Grantor's business;

     (b) Receive and hold in trust for the Lender, all payments on or instruments received in respect of the Collateral, all rights by way of suretyship or guarantee which the Grantor now has or may hereafter acquire to enforce payment of Collateral and all rights in the nature of a security interest whereby the Grantor may satisfy any Collateral out of property, and all non-cash proceeds of any such collection, disposition or realization of any of the Collateral shall be subject to the security interest hereby created;

     (c) Endorse to the Lender and forthwith deliver to it all such payments and instruments in the form received by the Grantor; and

     (d) Forthwith deliver to the Lender all property in the Grantor's possession or hereafter coming into its possession through enforcement of any such rights.

SECTION 5 - DEFAULT

5.1. Defaults

Without in any way limiting or restricting the demand nature of any of the Liabilities and the Lender's rights to demand, at any time, payment of any or all of the Liabilities payable on demand, the Liabilities secured by this Security Agreement shall be immediately due and payable in full and the security hereby constituted shall become enforceable without the need for any action or notice on the part of the Lender upon the happening of any of the following events (herein called a "Default"):

     (a) If the Grantor shall fail to make any payment of any of the Liabilities when due;

     (b) If the Grantor commits a breach of or fails to observe or perform any of the covenants, terms or conditions contained in this Security Agreement or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, or if any representation or warranty of the Grantor made to the Lender or otherwise contained herein or in any other agreement or instrument from time to time in effect between the Grantor and the Lender, whether relating to the Liabilities or not, shall be established by the Lender to have been incorrect in any material (determined in the Lender's sole discretion) respect;

     (c) If any guarantor (individually a "Guarantor" and collectively `Guarantors") of the Liabilities commits a breach of or fails to observe or perform any covenant, term or condition contained in any agreement or writing to which the Guarantor and the Lender are parties;

     (d) If the Grantor shall default under (i) any instrument or agreement with respect to any indebtedness or other obligation of it to the Lender or to any creditor or other person, provided that such default has resulted in, or may result in, with notice or lapse of time, or both, the acceleration of any such indebtedness or obligation in favor of such person, in excess of $25,000, or the right of such person to realize upon the Collateral; (ii) any instrument or agreement executed by the Grantor in favour of Oak Street Funding LLC, including without limitation any guarantee, guaranty agreement or security agreement; or (iii) any instrument or agreement executed by the Grantor in favour of FFC LLC, including without limitation any guarantee, guaranty agreement or security agreement;

     (e) If the Grantor or any Guarantor ceases paying its debts as they mature, ceases or threatens to cease to carry on its business, makes an assignment for the benefit of creditors, commits any act or does any thing constituting or being an event of bankruptcy or insolvency (as defined or provided for in any applicable statute), fails to defend in good faith any action, suit or proceeding commenced against it, fails to discharge or appeal forthwith any judgment for the payment of money rendered against it, fails to pay any taxes, rates or charges when due, in consequence of which any lien or other
          Encumbrance, inchoate or otherwise, upon the Collateral arises or could arise thereby, applies to any tribunal or similar body for the appointment or authorization of any receiver, trustee, liquidator or sequestrator or otherwise commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction including, without limitation, under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada), whether now or hereafter in effect (each of the foregoing herein referred to as a "Proceeding");

     (f) If there is commenced against the Grantor or any Guarantor any Proceeding and an order approving the petition or dissolution, liquidation or winding up is entered, or such Proceeding remains undismissed for a period of 30 days, any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor is appointed, the Grantor or any Guarantor by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator, sequestrator or similar official of or for the Grantor or any Guarantor or any substantial portion of the property of the Grantor or any Guarantor or if any writ of seizure and sale, distress or similar process is levied or enforced against a substantial portion of the property and assets of the Grantor or any Guarantor or otherwise remains undischarged or not defended or appealed forthwith; or

     (g) If the Lender, in its absolute discretion, concludes as the result of the occurrence of any material change in the condition or affairs (financial or otherwise) of the Grantor or any Guarantor, that the essential basis of the Liabilities or security hereby constituted has been impaired or otherwise altered.

SECTION 6 - REMEDIES ON DEFAULT

If the security hereby constituted becomes enforceable, the Lender shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the following rights, remedies and powers:

6.1. Power of Entry

The Grantor shall forthwith upon demand assemble and deliver to the Lender possession of all of the Collateral at such place as may be specified by the Lender. The Lender may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, the Grantor agrees that the Lender, its servants or agents or Receiver may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Lender taking possession of the Collateral, or any part thereof, the Lender shall have the right to maintain the same upon the premises on which the Collateral may then be situate. The Lender may, in a reasonable manner, take such action or do such things as to render any Equipment unusable.

6.2. Power of Sale

The Lender may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by the Grantor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as to the Lender, in its sole discretion, may seem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Lender need only credit against the Liabilities the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Liabilities as they are received. The Lender may buy in or rescind or vary any contract for sale of all or any of the Collateral and may resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Lender has taken possession of the Collateral. The Lender may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.3. Validity of Sale

No person dealing with the Lender or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers that the Lender is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Lender with the Collateral or to see to the application of any money paid to the Lender. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

6.4. Receiver-Manager

The Lender may, in addition to any other rights it may have, appoint by instrument in writing a receiver or receiver and manager (both of which are herein called a "Receiver") of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Lender has under this Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the Grantor and the Lender shall not be responsible for any act or default of any such Receiver. The Lender may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Lender. A court need not appoint, ratify the appointment by the Lender of or otherwise supervise in any manner the actions of any Receiver. Upon the Grantor receiving notice from the Lender of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of the Grantor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Lender.

6.5. Carrying on Business

The Lender may carry on, or concur in the carrying on of, all or any part of the business or undertaking of the Grantor, may, to the exclusion of all others, including the Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by the Grantor and may use all or any of the tools, machinery, equipment and intangibles of the Grantor for such time as the Lender sees fit, free of charge, to carry on the business of the Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

6.6. Dealing with Collateral

The Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to the Grantor except as otherwise required by any applicable law. The Lender may demand, sue for and receive any Accounts with or without notice to the Grantor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts which may, in the Lender's absolute discretion, seem bad or doubtful. The Lender may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers' and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Lender hereunder including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.7. Retention of Collateral

Upon notice to the Grantor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Lender may elect to retain all or any part of the Collateral in satisfaction of the Liabilities or any of them.

6.8. Pay Encumbrances

The Lender may pay any Encumbrance that may exist or be threatened against the Collateral. In addition, the Lender may borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of the Grantor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to the Grantor by the Lender, shall become part of the Liabilities, shall bear interest at the highest rate per annum charged by the Lender on the Liabilities or any part thereof and shall be secured by this Security Agreement.

6.9. Application of Payments Against Liabilities

Any and all payments made in respect of the Liabilities from time to time and moneys realized on the Collateral may be applied to such part or parts of the Liabilities as the Lender may see fit. The Lender shall, at all times and from time to time, have the right to change any appropriation as it may see fit. Any insurance moneys received by the Lender pursuant to this Security Agreement may, at the option of the Lender, be applied to rebuilding or repairing the Collateral or be applied against the Liabilities in accordance with the provisions of this Section.

6.10. Set-Off

The Liabilities will be paid by the Grantor without regard to any equities between the Grantor and the Lender or any right of set-off or cross-claim. Any indebtedness owing by the Lender to the Grantor may be set off and applied by the Lender against the Liabilities at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

6.11. Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Lender all moneys due to it, the Grantor shall forthwith pay or cause to be paid to the Lender such deficiency.

6.12. Lender Not Liable

The Lender shall not be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral, shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Lender, the Grantor or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Lender or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise. Neither the Lender nor its officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of the Grantor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence.

6.13. Extensions of Time

The Lender may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with the Grantor, debtors of the Grantor, Guarantors, sureties and others and with the Collateral and other securities as the Lender may see fit, all without prejudice to the liability of the Grantor to the Lender or the Lenders rights and powers under this Security Agreement.

6.14. Rights in Addition

The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Lender may have from time to time under this Security Agreement or under applicable law. The Lender may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.

SECTION 7 - DEALING WITH COLLATERAL BY THE GRANTOR

7.1. Sale of Inventory

Prior to the occurrence of a Default, the Grantor may, in the ordinary course of its business and on customary trade terms, lease or sell items of inventory, so that the purchaser thereof takes title clear of the security interest hereby created. If such sale or lease results in an Account, such Account shall be subject to the security interest hereby created.

SECTION 8 - GENERAL

8.1. Security in Addition

The security hereby constituted is not in substitution for any other security for the Liabilities or for any other agreement between the parties creating a security interest in all or part of the Collateral, whether heretofore or hereafter made, and such security and such agreements shall be deemed to be continued and not affected hereby unless expressly provided to the contrary in writing and signed by the Lender and the Grantor. The taking of any action or proceedings or refraining from so doing, or any other dealing with any other security for the Liabilities or any part thereof, shall not release or affect the security interest created by this Security Agreement and the taking of the security interest hereby created or any proceedings hereunder for the realization of the security interest hereby created shall not release or affect any other security held by the Lender for the repayment of or performance of the Liabilities.

8.2. Waiver

Any waiver of a breach by the Grantor of any of the terms or provisions of this Security Agreement or of a Default under Section 5.1 must be in writing to be effective against and bind the Lender. No such waiver by the Lender shall extend to or be taken in any manner to affect any subsequent breach or Default or the rights of the Lender arising therefrom.

8.3. Further Assurances

The Grantor shall at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all and singular every such further acts, deeds, conveyances, instruments, transfers, assignments, security agreements and assurances as the Lender may reasonably require in order to give effect to the provisions and purposes of this Security Agreement including, without limitation, in respect of the Lender's enforcement of the security and its realization on the Collateral, and for the better granting, transferring, assigning, charging, setting over, assuring, confirming and/or perfecting the security interest of the Lender in the Collateral pursuant to this Security Agreement. The Grantor hereby constitutes and appoints the Manager or acting Manager of the Lender at its above address, or any Receiver appointed by the Court or the Lender as provided herein, the true and lawful attorney of the Grantor irrevocably with full power of substitution to do, make and execute all such assignments, documents, acts, matters or things with the right to use the name of the Grantor whenever and wherever it may be deemed necessary or expedient. The Grantor hereby authorizes the Lender to file such proofs of claim and other documents as may be necessary or advisable in order to prove its claim in any bankruptcy, proposed winding-up or other proceeding relating to the Grantor. Without limiting the generality of the foregoing, the Grantor:

     (a) shall mark conspicuously each chattel paper evidencing or relating to an Account and each related contract and, at the request of the Lender, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such chattel paper, related contract or Collateral is subject to the security interests granted hereby;

     (b) shall, if any Accounts shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Lender hereunder such note, instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Lender;

     (c) shall execute and file such financing or renewal statements, or amendments, thereto, and such other instruments or notices, as the Lender may reasonably request from time to time, in order to perfect and preserve the security interests granted or purported to be granted hereby;

     (d) hereby authorizes the Lender to file one or more financing or renewal statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor, where permitted by law; and

     (e) shall furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may request, all in reasonable detail.

8.4. No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of the Grantor to make payment of or satisfy the Liabilities. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.5. Notices

Subject to Section 8.7 hereof, any notice required to be given to the Grantor or the Lender may be delivered to such party or a responsible officer thereof or may be sent by prepaid registered mail addressed to the appropriate party at the address above shown, or such further or other address as such party may notify to the other in writing from time to time, and if so given the notice shall be deemed to have been given on the day of delivery or the day when it is deemed or otherwise considered to have been received for the purposes of the PPSA, as the case may be.

8.6. Continuing Security Interest and Discharge

This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment and performance in full of the Liabilities, notwithstanding any dealing between the Lender and the Grantor or any Guarantor in respect of the Liabilities or any release, exchange, non-perfection, amendment, waiver, consent or departure from or in respect of any or all of the terms or provision of any security held for the Liabilities. If the Grantor pays to the Lender and fully discharges the Liabilities secured by this Security Agreement and otherwise observes and performs the terms and conditions hereof, then the Lender shall at the request and at the expense of the Grantor release and discharge the security interest created hereby and execute and deliver to the Grantor such deeds and other instruments as shall be requisite therefor.

8.7. Governing Law and Waiver

The provisions of this Security Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein, without reference to applicable conflict of law principles. Grantor consents to the non-exclusive jurisdiction of the courts of the Province of Alberta in connection with the resolution of any disputes relating to this Security Agreement or any other Agreement or document executed or delivered hereunder. Grantor irrevocably waives any objection, including any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding with respect to this Agreement.
Grantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to the Grantor and service so made shall be deemed to be completed five (5) days after the same shall have been mailed. Nothing contained herein shall affect the right of lender to serve legal process by any other manner permitted by law.
The parties hereto hereby waive trial by jury (if applicable) in any action, proceeding, claim or counterclaim, whether in contract or tort, at law or in equity with respect to, in connection with, or arising out of this Security Agreement, other financing agreements, the obligations of Grantor and Grantor, the collateral, or any instrument, document or guarantee delivered pursuant hereto or to any of the foregoing, or the validity, protection, interpretation, administration, collection or enforcement hereof or thereof, or any other claim or dispute hereunder or thereunder. Grantor agrees that it will not assert against lender any claim for consequential, incidental, special, or punitive damages in connection with this Security Agreement or the transactions contemplated hereby or thereby. No officer of lender has authority to waive, condition, or modify this provision.

8.8. Security Interest Effective Immediately

Neither the execution nor registration of this Security Agreement nor any partial advances by the Lender shall bind the Lender to advance any other amounts to the Grantor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this Security Agreement by the Grantor and the Grantor acknowledges that value has been given and that the Grantor has rights in the Collateral.

8.9. No Collateral Warranties

There is no representation, warranty or collateral agreement affecting this Security Agreement or the Collateral, other than as expressed herein in writing.

8.10. Joint and Several Liability

If more than one person executes this Security Agreement as Grantor, their obligations under this Security Agreement shall be joint and several.

8.11. Provisions Reasonable

The Grantor expressly acknowledges and agrees that the provisions of this Security Agreement and, in particular, those respecting remedies and powers of the Lender against the Grantor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

8.12. Number and Gender

In this Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

8.13. Invalidity

In the event that any term or provision of this Security Agreement shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Security Agreement shall be unaffected thereby and shall be valid and enforceable to the fullest extent permitted by law.

8.14. Indemnity and Expenses

     (a) The Grantor agrees to indemnify and save harmless the Lender from and against any and all claims, losses and liabilities rising out of or resulting out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct.

     (b) The Grantor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights or remedies of the Lender hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereunder.

8.15. Judgment Currency

If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the undersigned, the amounts owing hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase, in The New York Foreign Exchange Market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given or any other payment is due hereunder. The undersigned and each of them agrees that its obligation in respect of any Original Currency due from it to the Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged or owing to be due hereunder in the Second Currency the Lender may, in accordance with normal banking procedures, purchase, in The New York Foreign Exchange Market the Original
Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the undersigned and each of them agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term "rate of exchange" in this Section 8.15 means the spot rate at which the Lender, in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase.

8.16. Sections and Headings

The division of this Security Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

8.17. Receipt of Copy

The Grantor acknowledges receipt of an executed copy of this Security Agreement.

8.18. Binding Effect

All rights of the Lender hereunder shall enure to the benefit of its successors and assigns and all obligations of the Grantor hereunder shall bind the Grantor and its successors and permitted assigns.

     IN WITNESS WHEREOF the Grantor has duly executed this Security Agreement under seal this 31 day of August, 2004.

                                        ANTHONY CLARK INTERNATIONAL
                                        INSURANCE BROKERS LTD.



                                        By:  /s/ Tony Consalvo

                                        Name:  Tony Consalvo

                                        Title: COO

                                  Schedule "A"
                                  ------------

                                    LOCATIONS
                                    ---------



o 10333 Southport Road S.W., Suite 355
         Calgary, Alberta, T2W 3X6

o Suite LM3, 155 Glendeer Circle S.E.
         Calgary, Alberta T2H 2S8

o Bay 9, 57 West Aarsby Road
         Cochrane, Alberta T0L 0W4

o Box 1749, Suite D, 508 - 1 Street West
         Cochrane, Alberta T4C 1B6

o 7, 5221-46 Street,
         Olds, Alberta T4H 1T5

o 3B, 906 Bow Valley Trail
         Canmore, Alberta T1W 1N6

                                  Schedule "B"
                                  ------------

                                  ENCUMBRANCES
                                  ------------


1. Security Agreement registered on April 4, 2001 as registration number 01040416842 in favour of Ikon Office Solutions, Inc., expiring on April 4, 2005, with respect to a Canon 9000 fax, s/n UFK9741.

2. Security Agreement registered on Nov. 7, 2002 as registration number 02110708837 in favour of Ikon Office Solutions, Inc., expiring on Nov. 7, 2005, with respect to a Canon Laser fax, s/n UFK02422

3. Security Agreement registered on Jan. 25, 2000 as registration number 00012517785 in favour of Newcourt Financial Ltd., expiring on Jan. 25, 2007, with respect to a Minolta EP 6000 Copier System together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements. Proceeds: all present and after acquired personal property.

4. Security Agreement registered on May 10, 2002 as registration number 02051021638 in favour of Citicorp Vendor Finance, Ltd., expiring on May 10, 2005, with respect to a Norstar Solution 19 Telephone System with attachments, accessories and proceeds thereof.

5. Security Agreement registered on March 12, 2004 as registration number 04031220934 in favour of Oak Street Funding LLC with respect to all of the debtor's present and after-acquired personal property. Proceeds: goods and accessions thereto, chattel paper, securities, documents of title, instruments, money, intangibles and accounts and insurance proceeds.

6.   Security  Agreement  registered  on March 12, 2004 as  registration  number
     04031220975 in favour of Oak Street Funding LLC with respect to the securities described in schedule "A" of the securities pledge agreement granted by the debtor to the secured party. Proceeds: goods and accessions thereto, chattel paper, securities, documents of title, instruments, money, intangibles and accounts and insurance proceeds.

7. Security Agreement registered on Jan. 22, 2004 as registration number 04012242386 in favour of Ikon Office Solutions, Inc., expiring on Jan. 22, 2007, with respect to a Canon Laser fax, s/n UZS21477.

8. Security Agreement registered on May 26, 2004 as registration number 04052622067 in favour of FCC LLC with respect to all of the debtor's present and after-acquired personal property. Proceeds: goods and accessions thereto, chattel paper, securities, documents of title, instruments, money, intangibles and accounts and insurance proceeds.

9. Various unregistered and unperfected security interests granted by the Grantor from time to time to insurance carriers and wholesalers.

                                  Schedule "C"
                                  ------------

                                   LITIGATION
                                   ----------


There Exists No Material Litigation As At The Date Hereof

                                  Schedule "D"
                                  ------------

                                  INDEBTEDNESS
                                  ------------


Only as set forth in the Audited Financial Statements of the Grantor

                                  Schedule "E"
                                  ------------

                                  SUBSIDIARIES
                                  ------------



o Addison York Insurance Brokers Ltd.

o Heritage Hill Insurance Ltd